As filed, via EDGAR, with the Securities and Exchange Commission on October 20, 1998.
                                                               File No.:________
                                                              ICA No.: _________

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant [ ]
Filed by a party other than the registrant [X]

   Check the appropriate box:

[ ] Preliminary proxy statement
[ ] Confidential, for  Use  of  the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                      -------------------------------------
                (Name of Registrant as Specified in Its Charter)


       MERCURY SHAREHOLDER ASSOCIATES LLC, BARINGTON CAPITAL GROUP, L.P.,
       ------------------------------------------------------------------
                           and BANNER AEROSPACE, INC.
                           --------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]No fee required
[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                       MERCURY SHAREHOLDER ASSOCIATES LLC
--------------------------------------------------------------------------------




                                                                October 20, 1998


                         VOTE FOR EXPERIENCED DIRECTORS
                     COMMITTED TO CREATING STOCKHOLDER VALUE

DEAR STOCKHOLDER OF INTERACTIVE FLIGHT TECHNOLOGIES:

         Mercury Shareholder Associates LLC is seeking your vote on the enclosed BLUE proxy card to elect its five nominees to the Board of Interactive Flight Technologies, Inc., and to oppose management's proposal for a staggered Board, at the upcoming Annual Meeting scheduled for Friday, October 30, 1998.

         Our nominees are experienced business leaders, who are committed to ending the losses from the Company's existing business and redirecting the Company's assets to investments in operations that will create stockholder value.

                     WHO IS MERCURY SHAREHOLDER ASSOCIATES?

         Mercury Shareholder Associates is a Delaware limited liability company formed for the purpose of this proxy contest. Mercury is affiliated with Barington Capital Group, L.P., a full service investment banking firm focused on providing capital and investment advisory services to small and emerging growth companies.

               THE ONLY WAY TO CREATE VALUE FOR STOCKHOLDERS IS TO
                        REDIRECT THE COMPANY'S BUSINESS.

         Interactive Flight Technologies has lost tens of millions of dollars in an attempt to develop and market an inflight entertainment system that has no prospects for profitability in the current market.

         Over a year ago, Barington advised the Company to exit this business and devote its resources to the acquisition of one or more businesses that will create value for stockholders. The Company has just recently heeded Barington's advice and announced that it was terminating almost all of its sales and marketing efforts.


                        c/o Barington Capital Group, L.P.
            888 Seventh Avenue, 17th Floor, New York, New York 10019

                     THE COMPANY HAS RESOURCES THAT MUST BE
                          PUT TO WORK FOR STOCKHOLDERS.

         According to the Company's published reports, the Company has approximately $40 million in cash and short term investments. The Company also has significant net operating loss carryforwards, although the utilization of these losses may be limited by the tax laws.

         The Company cannot allow its cash to be further dissipated. The Company must invest in one or more operating businesses with strong profit potential, where both its cash and the operating loss carryforwards can be put to work to create stockholder value.

                   MERCURY'S PLAN TO CREATE STOCKHOLDER VALUE.

         Mercury has assembled a slate of independent, seasoned business leaders, all of whom are or have been senior executives of substantial public companies. The Mercury nominees have the experience and the track record to justify your vote and confidence. The only interest of the Mercury nominees will be to create stockholder value by:

          o    exiting   the   Company's   existing   business  as  promptly  as
               practicable in a manner that minimizes or eliminates existing liabilities;

          o    identifying appropriate business acquisitions for the Company;

          o    implementing one or more such acquisitions; and

          o appointing the best available management personnel to run the Company's operations.

         The Mercury nominees are supported by Barington, which has been consistently focused on the interests of the Company's stockholders.

          o Barington advised the Company over a year ago to exit its existing business, a policy that the Company has just recently embraced.

          o Barington advised the Company to increase the proposed reverse stock split ratio from one-for-two to one-for-three, a change the Company has adopted.

          o Barington has urged the Company to increase its stock buyback program in light of the depressed level of the Company's stock.

                              MANAGEMENT'S "PLAN."

         When the current board took office in September, it announced it would "promptly evaluate the Company's existing business and prepare a plan to seek to maximize shareholder value." What has the Board come up with?

          o    Management   has  not   produced  any  actual  plan  to  maximize
               stockholder value.

          o After being in office for scarcely a month, management is already seeking stockholder approval to stagger the Company's Board.

Whose interest do you believe that the current Board is trying to protect -- yours or theirs?

                 TIME IS SHORT. VOTE YOUR BLUE PROXY CARD TODAY.

         The October 30 Annual Meeting is just 10 days away. We ask you to mark, sign, date and mail the enclosed BLUE card in the postage-paid envelope provided. Please do so today.

         To ensure your support for the Mercury nominees and your opposition to a staggered board, you should not return any of management's cards. Simply ignore management's cards.

         If you have already voted for management's nominees, you have every legal right to change your mind and vote to support the Mercury nominees on the BLUE proxy cards. Doing so will revoke your management proxy cards. Only your latest-dated proxy card will count in this election contest.

             CAST YOUR VOTE FOR QUALIFIED AND EXPERIENCED NOMINEES.

         By voting for the Mercury nominees you will be electing highly qualified directors with the management and acquisition experience that the Company needs to create stockholder value. We look forward to your support.


                                              MERCURY SHAREHOLDER ASSOCIATES LLC

                 If you have any questions or need assistance in
                       voting your shares, please contact:



                              D.F. KING & CO., INC.

                                 77 Water Street
                          New York, New York 10005-4495

                          (212) 269-5550 (call collect)

                                       or

                          Call Toll-Free (800) 848-2998